NOTICE OF GRANT OF RESTRICTED STOCK UNIT AWARD

FRESH DEL MONTE PRODUCE, INC.
2014 OMNIBUS SHARE INCENTIVE PLAN

FOR GOOD AND VALUABLE CONSIDERATION, Fresh Del Monte Produce, Inc. (the “Company”) hereby grants, pursuant to the provisions of the Company’s 2014 Omnibus Share Incentive Plan (the “Plan”), to the Participant designated in this Notice of Grant of Restricted Stock Unit Award (the “Notice”) an Award comprised of the right to receive a number of Ordinary Shares at the Grant Date and future vesting dates (the “Restricted Stock Units” or “RSUs”), subject to certain restrictions as outlined below in this Notice and the additional provisions set forth in the attached Terms and Conditions of Restricted Stock Unit Award (the “Terms & Conditions”). The Notice and the Terms & Conditions shall hereinafter be referred to collectively as the “Agreement.”

Participant: [ ]

Grant Date: [ DATE ]

# of Restricted Stock Units: [ ]

Service Vesting: Except as otherwise set forth in the Agreement, so long as the Participant’s service with the Company is continuous from the Grant Date through the applicable vesting date, the RSUs shall vest and become non-forfeitable on each of the following dates:

Vesting Date	Vesting Percentage
____, 20__	33.3%
____, 20__	33.3%
____, 20__	33.4%

If the number of RSUs determined as of a vesting date is a fractional number, the number vesting will be rounded down to the nearest whole number with any fractional portion carried forward.

By signing below, the Participant agrees that this Notice of Grant of Restricted Stock Unit Award is granted under and governed by the terms and conditions of the Company’s 2014 Omnibus Share Incentive Plan, as amended from time to time, and the attached Terms & Conditions.

Participant	Fresh Del Monte Produce, Inc.

Signed:	Signed:
Name:	Name:
Date:	Title:
Date:

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD

These Terms and Conditions of Restricted Stock Unit Award (these “Terms & Conditions”) relate to the Notice of Grant of Restricted Stock Unit Award (the “Notice”) to which these Terms & Conditions are attached, by and between Fresh Del Monte Produce, Inc. (the “Company”), and the person identified in the Notice (the “Participant”). The Terms & Conditions and the Notice shall hereinafter be collectively referred to as the “Agreement.”

The terms of the Company’s 2014 Omnibus Share Incentive Plan are hereby incorporated by reference and made part of this Agreement.

The Compensation Committee of the Company’s Board of Directors (the “Committee”) has approved an award to the Participant under the 2014 Omnibus Share Incentive Plan of the right to receive a number of the Company’s Ordinary Shares, subject to such restrictions contained in this Agreement, and conditioned upon the Participant’s acceptance of the provisions set forth in this Agreement within sixty (60) days after the date of the Notice. For purposes of this Agreement, any reference to the Company shall include a reference to any subsidiary of the Company.

1.Defined Terms. Whenever the following terms are used in these Terms & Conditions, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular shall include the plural, where the context so indicates. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

(a)“Change of Control” shall have the meaning set forth in the Plan.

(b)“Clawback Policy” shall mean any Company compensation recoupment policy that currently exists or that may from time to time be adopted or modified in the future by the Company and/or by applicable law.

(c)“Code” means the US Internal Revenue Code of 1986, as amended from time to time.
(d)“Company Agreements” shall mean, collectively, (1) the Company’s Code of Conduct and Business Ethics, Insider Trading Policy, Employee Compensation Recoupment Policy and other policy to which the Participant is subject, in each case as these policies may be amended from time to time, (2) this Agreement and (3) any other contractual obligation between the Company and the Participant.
(e)“Fair Market Value” shall have the meaning set forth in the Plan.

(f)Section 409A” shall mean Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder.
(g)“Securities Act” shall mean the Securities Act of 1933, as amended.

(h)“Separation from Service” shall mean the date the Participant is no longer actively employed and providing services to the Company or one of its subsidiaries (for any reason whatsoever and regardless of whether or not such termination is later found to be invalid or in breach of the employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), in each case with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding, unless it is the express policy of the Company or a subsidiary, as the case may be, or the Committee otherwise provides, (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company, or the Committee; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than three (3) months; provided, however, that such date will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period mandated under the employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any). The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to a Separation from Service, including, but not by way of limitation, the question of whether a Separation from Service resulted from a discharge for Cause, and all questions of whether a particular leave of absence constitutes a Separation from Service; provided, however, that, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Separation from Service if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. If the Participant is not an employee of the Company or one of its subsidiaries and provides other services to the Company or one of its subsidiaries, the Committee shall be the sole judge of whether the Participant continues to render services to the Company or one of its subsidiaries and the date, if any, upon which such services shall be deemed to have terminated. Notwithstanding any other provision of this Agreement or of the Plan, the Company has an absolute and unrestricted right to terminate the Participant’s employment at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in writing.

(i)“Settlement” or “Settled” shall mean the delivery to the Participant of either (i) a certificate evidencing a number of Ordinary Shares equal to the number of RSUs that become vested and non-forfeitable upon that Settlement Date or (ii) an electronic issuance evidencing such Ordinary Shares.

(j)“Settlement Date” shall mean the date on which the Shares are Settled.

(k)“Stock Ownership Guidelines” shall mean the policy adopted by the Company’s Board of Directors that requires an employee to hold a specific number of Ordinary Shares of the Company, as such policy currently exists or as it may from time to time be modified in the future.

(l)“System” shall mean the eTrade equity plan administration system or any subsequent system utilized by the Company.

2.Grant of Restricted Stock Units; Dividend Equivalent Units.

(a)As of the Grant Date set forth in the Notice, subject to the terms and conditions provided in this Agreement and the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units set forth in the Notice (the “RSUs”). Each RSU represents the right to receive one Ordinary Share (a “Share”) to the extent that the RSU becomes vested and non-forfeitable in accordance with Section 4 hereof.
(b)With respect to each RSU, whether or not vested, that has not been forfeited (but only to the extent such award of RSUs has not been settled for Shares), the Company shall, with respect to any cash dividends paid on the Shares, accrue and credit to the Participant’s bookkeeping account a number of RSUs having a Fair Market Value as of the date such dividend is paid equal to the cash dividends that would have been paid with respect to such RSU if it were an outstanding Share (the “Dividend Units”). These Dividend Units thereafter shall (i) be treated as RSUs for purposes of future dividend accruals pursuant to this Section 2; and (ii) vest in such amounts (rounded to the nearest whole RSU) at the same time as the RSUs with respect to which such Dividend Unit were received. The Participant shall not be entitled to any Dividend Unit payment with respect to any RSU that does not vest in accordance with this Agreement. Any dividends or distributions on Shares paid other than in cash shall accrue in the Participant’s bookkeeping account and shall vest at the same time as the RSUs in respect of which they are made (in each case in the same form, based on the same record date and at the same time, as such dividend or other distribution is paid on such Share).
(c)The Dividend Units and any amounts that may become payable in respect thereof shall be treated separately from the RSUs and the rights arising in connection therewith for purposes of Section 409(A) of the Code.
(d)The Company’s obligations under this Agreement (with respect to both the RSUs and the Dividend Units, if any) shall be unfunded and unsecured, and no special or separate fund shall be established and no other segregation of assets shall be made. The rights of Participant under this Agreement shall be no greater than those of a general unsecured creditor of the Company. In addition, the RSUs shall be subject to such restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Shares are then listed, any Company policy and any applicable federal or state securities law.

3.Restrictions.

(a)The Participant shall have no rights as a stockholder of the Company by virtue of any RSU unless and until such RSU vests and resulting Ordinary Shares are issued to the Participant.
(b)The RSUs shall not be assignable or transferable by the Participant, other than (i) by will or the laws of descent and distribution, (ii) to family members or entities (including trusts) established for the benefit of the Participant or the Participant’s family members; or (iii) to any other person to the extent permitted by applicable securities law and approved by the Committee in its sole discretion. Any RSUs assigned or transferred pursuant to this Section 3(b) shall continue to be subject to the same terms and conditions as were applicable to the RSUs immediately before the transfer. Notwithstanding the foregoing, in no event shall any rights pursuant to this Agreement be assignable or transferable by the Participant if and to the extent the Committee determines that the RSUs are subject to Section 409A and that such assignment or transfer would result in a violation of Section 409A.
(c)Any attempt to dispose of the RSUs or any interest in the RSUs in a manner contrary to the restrictions set forth in this Agreement shall be void and of no effect.
4.Vesting; Acceleration of Vesting.

(a)Vesting Schedule. Except as may be otherwise provided in this Agreement, so long as the Participant’s service with the Company is continuous from the Grant Date through the applicable vesting date, the Participant’s rights and interest in the RSUs shall become vested and non-forfeitable in those amounts and on the dates set forth in the Notice.
(b)Change of Control. Upon the occurrence of a Change of Control, all RSUs granted hereunder that are not yet vested shall vest in accordance with Section 11 of the Plan.
(c)Death or Disability. In the event of the Participant’s Separation from Service due to death or Disability, any portion of the RSUs that are not yet vested shall become immediately vested.
5.Settlement of RSUs/Dividend Units.
(a)Unless and until the RSUs and the corresponding Dividend Units become vested and non-forfeitable in accordance with Section 4 hereof, the Participant will have no right to Settlement of any such RSUs or Dividend Units. Vested and non-forfeitable RSUs and Dividend Units shall be Settled by the Company reasonably promptly after the date of any such vesting (and in all events not later than 60 days after such vesting date) and upon the satisfaction of all other applicable conditions as to the RSUs and Dividend Units (including the payment by the Participant of all applicable withholding taxes).
(b)Such Settlement shall be accomplished by delivering to the Participant (or his beneficiary in the event of death) either (i) a certificate evidencing a number of Ordinary Shares equal to the number of RSUs and corresponding Dividend Units that become vested and non-forfeitable upon that Settlement Date or (ii) an electronic issuance evidencing such Ordinary Shares. To the extent that the Participant is then subject to Stock Ownership Guidelines and that such Ordinary Shares are subject to transfer restrictions pursuant to such Stock Ownership Guidelines then such Ordinary Shares (i) may be issued with a legend indicating that “THE TRANSFERABILITY OF THIS CERTIFICATE AND THE ORDINARY SHARES REPRESENTED HEREBY IS SUBJECT TO TRANSFERABILITY RESTRICTIONS CONTAINED IN THE FRESH DEL MONTE PRODUCE INC. STOCK OWNERSHIP GUIDELINES” or (ii) if delivered electronically, the Company may make such provisions as it deems necessary to ensure that each Ordinary Share is subject to the same terms and conditions as shares that are represented by a physical stock certificate. Neither the Participant nor any of the Participant’s successors, heirs, assigns or personal representatives shall have any further rights or interests in any RSUs or Dividend Units that are so paid.
6.Forfeiture. Subject to Section 7 hereof, if prior to the applicable vesting date, (i) in the event of the Participant’s Separation from Service for any reason other than death or Disability, (ii) there occurs a material breach of this Agreement by the Participant (including any of the restrictive covenants set forth in Appendix B attached hereto), or (iii) the Participant has failed to meet the tax withholding obligations described in Section 7 hereof for any prior award, all rights of the Participant to the RSUs that have not vested in accordance with Section 4 hereof as of the date of such event shall terminate immediately and be forfeited in their entirety. Notwithstanding anything in this Agreement to the contrary, if the Committee determines, in its sole discretion, that the Participant has violated any Company Agreement to which the Participant is subject, the Committee may, in its sole discretion, terminate any or all rights to payments or benefits to which the Participant is entitled under this Agreement and the Plan. To the extent that the RSUs are terminated, then any portion of the RSUs that are not vested on such date shall be cancelled.

7.Withholding.

(a)The Participant is responsible for any or all federal, state, local or foreign income tax, payroll tax or other tax-related withholding imposed with respect to RSUs or the Dividend Units (“Tax-Related Items”), regardless of any action the Company takes with respect to the Tax-Related Items. The Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or vesting of the RSUs or the subsequent sale of Shares acquired upon vesting; and (ii) does not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items.
(b)Prior to vesting of the RSUs, the Participant shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations of the Company. In this regard, the Participant authorizes the Company to withhold all applicable Tax-Related Items legally payable by the Participant from the Participant’s wages or other cash compensation paid to the Participant by the Company. Alternatively, or in addition, to the extent permissible under applicable law, the Company may permit a Participant to satisfy his liability for Tax-Related Items by:
    (i)     instructing the Company to execute a broker-assisted sale and remittance program, or “cashless” exercise/sale procedure, acceptable to the Committee where the amount of withholding due is remitted to the Company (a “sell-to-cover” arrangement); and/or

    (ii)    to the extent permissible under Section 409A of the Code, instructing the Company to withhold a number of Ordinary Shares deliverable on the Settlement Date, which have a Fair Market Value on the date of vesting equal to the amount of Tax-Related Items due (a “net-settlement” arrangement);

subject, in each case, to any limitations imposed by the Company’s insider trading policy and the U.S. federal securities laws.

(c)The Company may refuse to issue and deliver Shares in payment of any vested RSUs or Dividend Units if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items as described in this Section 7. The Participant acknowledges that if the Company has not received prior notification of the Participant’s election with regard to the payment of Tax-Related Items, the Company will settle the Tax-Related Items utilizing (1) a sell-to-cover arrangement to the extent that the Participant is a US person (as defined in the Code) or (2) a net-settlement arrangement to the extent that the Participant is a non-US person, subject, in each case, to any limitations imposed by the Company’s insider trading policy and the U.S. federal securities laws.
8.Committee’s Discretion. Notwithstanding any provision of this Agreement to the contrary, the Committee shall have discretion to waive any forfeiture of the RSUs as set forth in Section 4 hereof, the Restricted Period and any other conditions set forth in this Agreement.
9.No Rights as Shareholder. The Participant shall have no right to vote or receive dividends or any other rights as a shareholder of the Company with respect to the RSUs or the Ordinary Shares underlying the RSUs unless and until the RSUs become vested and non-forfeitable and such Shares are delivered to the Participant in accordance with this Agreement.
10.Consideration to the Company. In consideration of the awarding of the RSUs by the Company, the Participant agrees (i) to render faithful and efficient services to the Company, with such duties and responsibilities as the Company shall from time to time prescribe, (ii) to comply with all Company Agreements to which the Participant is subject from time to time, (iii) to those

Additional Acknowledgements set forth in Appendix A attached hereto and (iv) to comply with each of the Restrictive Covenants set forth in Appendix B attached hereto. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employ of the Company, or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without Cause.
11.Participant Representations. The Participant hereby represents to the Company that the Participant has read and fully understands the provisions of this Agreement and the Plan and the Participant’s decision to participate in the Plan is completely voluntary. Further, the Participant acknowledges that the Participant is relying solely on his or her own advisors with respect to the tax consequences of this award.

12.Regulatory Restrictions on the RSUs.
(a)Compliance with Securities Laws. The Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, the applicable exemptive conditions of Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are awarded and may be Settled, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to this Agreement prior to the satisfaction of all legal requirements relating to the issuance of such shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.
(b)Conditions to Issuance of Ordinary Shares. The Ordinary Shares deliverable upon the Settlement of the RSUs, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such Ordinary Shares shall be fully paid and nonassessable. Subject to the requirements of Section 409A, the Company shall not be required to issue or deliver any shares of stock upon the vesting of the RSUs or portion thereof prior to fulfillment of all of the following conditions (i) the admission of such Ordinary Shares to listing on all stock exchanges on which such class of shares is then listed, (ii) the completion of any registration or other qualification of such Ordinary Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable, (iii) the obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable, and (iv) the lapse of such reasonable period of time following the vesting of the RSUs as the Committee may from time to time establish for reasons of administrative convenience.
13.Clawback Provisions. The Award, including any Shares issued in connection with the Award, will be subject to the recovery of overpayment and offset provisions of Section 28 of the Plan, as well as any Clawback Policy adopted by the Company or regulations or laws requiring the return or reduction of all or some of the RSUs or the Shares received under the Award. The Participant acknowledges that he or she has been provided a copy of the current Clawback Policy.

14.    Compliance with Section 409A.
(a)General. It is the intention of the Company that the benefits and rights to which the Participant could be entitled pursuant to this Agreement comply with Section 409A to the extent that the requirements of Section 409A are applicable thereto, and the provisions of this Agreement shall be construed in a manner consistent with that intention. If the Company believes, at any time, that any such benefit or right that is subject to Section 409A does not so comply, the Company may, without the Participant’s consent, amend the terms of such benefits and rights such that they comply with Section 409A.
(b)Distributions on Account of Separation from Service. If and to the extent required to comply with Section 409A, no payment or benefit required to be paid under this Agreement on account of the Separation from Service of the Participant shall be made unless and until the Participant incurs a “separation from service” within the meaning of Section 409A, and applicable Treasury Regulations.
(c)6 Month Delay for Specified Employees.
(i)    If the Participant is a “specified employee”, then no payment or benefit that is payable on account of the Participant’s “separation from service”, as that term is defined for purposes of Section 409A, shall be made before the date that is the business day following the six-month anniversary of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death) if and to the extent that such payment or benefit constitutes deferred compensation (or may be nonqualified deferred compensation) under Section 409A and such deferral is required to comply with the requirements of Section 409A. Any payment or benefit delayed by reason of the prior sentence shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule.
(ii)    For purposes of this provision, the Participant shall be considered to be a “specified employee” if, at the time of his or her separation from service, the Participant is a “key employee”, within the meaning of Section 416(i) of the Code, of the Company (or any person or entity with whom the Company would be considered a single employer under Section 414(b) or Section 414(c) of the Code) any stock in which is publicly traded on an established securities market or otherwise.
(d)No Acceleration of Payments. Neither the Company nor the Participant, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.
(e)Treatment of Each Installment as a Separate Payment. For purposes of applying the provisions of Section 409A to this Agreement, each separately identified amount to which the Participant is entitled under this Agreement shall be treated as a separate payment. In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments.
(f)No Guaranty of 409A Compliance. Notwithstanding the foregoing, the Company does not make any representation to the Participant that the payments or benefits provided under this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any beneficiary of the Participant for any tax, additional tax, interest or penalties that the Participant or any beneficiary of the Participant may incur in the event that any provision of this Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.
15.Miscellaneous.

(a)Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the officer designated as the “Administrator” from time to time, and any notice to be given to the Participant shall be communicated to him (i) via electronic notification on the System, (ii) by e-mail to the Participant at the Participant’s e-mail address on file with the Company, or (iii) by mail to the Participant at the Participant’s mailing address on file with the Company. By a notice given pursuant to this Section 15(a), either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 15(a). Any notice delivered by mail shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
(b)Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.
(c)Entire Agreement. These Terms & Conditions, the Notice and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof.

(d)Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the RSU. In its absolute discretion, the Company’s Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement except with respect to matters which, under Rule 16b-3, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.
(e)Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.
(f)Governing Law; Jurisdiction. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Florida without regard to conflicts of laws thereof. Venue in any action arising out of or relating to this Agreement shall be in federal court in the Southern District of Florida, if federal jurisdiction exists. If federal jurisdiction does not exist, venue shall be in state court in Miami-Dade County, Florida.
(g)Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of these Terms & Conditions.
(h)Conflicts; Amendment. The provisions of the Plan are incorporated in this Agreement in their entirety. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control. This Agreement and the Plan may be amended without the consent of the Participant provided that such amendment would not affect in any adverse manner any rights of the Participant under this Agreement. No amendment of this Agreement shall, without the consent of the Participant, affect in any adverse manner any rights of the Participant under this Agreement.
(i)Adjustments. Notwithstanding any other provision of this Agreement, the Committee may adjust the RSUs in accordance with the provisions of the Plan.
(j)Further Assurances. The Participant agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement and the Plan.
(k)Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control.

APPENDIX A
ADDITIONAL ACKNOWLEDGEMENTS

1.    DATA PRIVACY

    As a condition of the award of the Restricted Stock RSUs, the Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Appendix. The Participant understands that the Company and its subsidiaries hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of any entitlement to shares of stock or equivalent benefits awarded, canceled, vested, unvested or outstanding in the Participant’s favor (“Data”). The Participant further understands that the Company and its subsidiaries will transfer Data among themselves as necessary for the purpose of implementing, administering and managing the RSUs. The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the RSUs, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections from the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the RSUs. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the RSUs. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment status or service and career with the Participant’s employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant to the Participant RSUs or other awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to benefit from the RSUs. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

2.    ADDITIONAL ACKNOWLEDGEMENTS

    By entering into this Agreement and accepting the grant of RSUs evidenced hereby, the Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, suspended or terminated by the Company at any time;
(b)the award of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs or benefits in lieu of RSUs, even if such awards have been awarded in the past;
(c)all decisions with respect to future awards, if any, will be at the sole discretion of the Company;
(d)the Participant is voluntarily accepting the grant of RSUs;
(e)the RSUs, the Dividend Units, the Ordinary Shares and any payments or benefits with respect thereto are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or welfare benefits or similar payments, and in no event should be considered as compensation for, or in any way relating to, past services for the Company or any of its subsidiaries;

(f)in accepting the grant of RSUs, the Participant expressly recognizes that the RSUs are an award made solely by the Company, with principal offices at c/o Del Monte Fresh Produce Company, 241 Sevilla Avenue, Coral Gables, Florida 33134, U.S.A.; the Company is solely responsible for the administration of the Plan and the Participant’s participation in the Plan; in the event that the Participant is an employee of a subsidiary, the RSUs and the Participant’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company; furthermore, the RSUs will not be interpreted to form an employment contract with any subsidiary;
(g)no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of the Participant’s employment by the Company or the Participant’s employer (for any reason whatsoever and regardless of whether or not such termination is later found to be invalid or in breach of the employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any) or recoupment of all or any portion of any payment made pursuant to the RSUs as provided by Section 11 of the Agreement and, in consideration of the grant of the RSUs to which the Participant is not otherwise entitled, the Participant irrevocably agrees never to institute any claim against the Company or the Participant’s employer, waives the Participant’s ability, if any, to bring any such claim, and releases the Company and the Participant’s employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim, and the Participant agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;
(h)unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares;
(i)neither the Participant’s employer, the Company nor any of its subsidiaries shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the RSUs or any payment made pursuant to the RSUs;
(j)the Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the RSUs, the Dividend Units or the Shares issuable with respect to the RSUs or the Dividend Units. The Participant is hereby advised to consult with the Participant’s personal tax, legal and financial advisors regarding the RSUs, the Dividend Units and the Shares before taking any action in relation thereto; and
(k)the Participant has received and read the 10(a) Prospectus under the Plan pursuant to which the RSUs are being offered, which Prospectus has been uploaded to the System.

APPENDIX B
RESTRICTIVE COVENANTS

Confidentiality.

    (a)    Participant acknowledges that during the Participant’s employment with the Company, the Participant has had access to certain business, financial, and other information of the Company which is not made readily available to the public, including, without limitation, marketing, advertising and promotional ideas, surveys and strategies, technology, budgets, business plans, vendor lists, research, financial, purchasing, and employment data and information, and costs, profits, market, sales, products, product lines, key personnel, pricing policies, operational methods, customers, customer requirements, suppliers, plans for future developments, and other business affairs and methods and other information not readily available to the public (herein “Confidential Information”) that must be maintained in strict confidence in order for the Company to protect its business and its competitive position in the marketplace. Unless otherwise authorized in writing by the Company, the Participant agrees that he/she will not directly or indirectly publish or disclose any Confidential Information to any competitor or other person outside the Company, and he/she will not remove from the premises of the Company or use for his/her own benefit or otherwise appropriate or copy any Confidential Information. This applies, whether or not, the Participant developed the Confidential Information.

    (b)    Additionally, the Participant agrees not to make any disparaging or derogatory remarks orally or in writing, directly or through others, about the conduct or character of the Company or any of its parents, subsidiaries, or affiliates, or their agents, employees, officers, directors, successors, or assigns.

Non-Competition.

    (a)    In exchange for the promises made herein and for other good a valuable consideration received, the Participant agrees that, throughout the “Non-Compete Period” (as hereinafter defined), and without the express prior written consent of the Company, the Participant shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services to (alone or in association with any firm, person, corporation or entity), or otherwise assist any person or entity (including, but not limited to, any investment banking firm, venture capital firm, or hedge fund or other investment entity) that directly or indirectly engages in the primary business of producing, marketing, distributing or selling fresh or prepared fruits or vegetable products anywhere in the world (the “Business”). If the Participant is in any way involved with a person or entity that is engaged in, or planning to engage in, the Business, the Participant shall immediately cease his/her involvement with such person or entity so as to remain in compliance with the provisions of this Section. The foregoing provisions of this Section shall not prohibit the Participant during the Non-Compete Period from at any time investing in the publicly held common equity of any entity that is engaged in the Business, provided that the Participant is not otherwise involved in the Business and that he/she does not directly or indirectly own more than an aggregate of 2% of the outstanding common equity of such entity.

    (b)    Without limiting the generality of the foregoing, the Participant agrees that during the Non-Compete Period he/she will not, directly or indirectly, solicit (or participate as employee, agent, consultant, stockholder, director, partner, member or in any other individual or representative capacity in any business that solicits) business from any person, firm, corporation or other entity that is a customer of the Company or any of its affiliated companies at the time of such solicitation, or from any successor in interest to any such person, firm, corporation or other entity, for the purpose of securing business or contracts relating to the Business.

    (c)    The Participant further agrees that during the Non-Compete Period he/she shall expressly inform any person or entity that is actively considering engaging the Participant’s services as an employee, independent contractor or otherwise during the Non-Compete Period and that is involved, either itself or through any related person or entity, in any way with producing, marketing, distributing or selling fresh fruits or vegetables or prepared food or beverages of the Participant’s obligations under this Section. If the Participant requests relief from any of the restrictions of this Section, the Company will entertain the Participant’s request in good faith but reserves the unilateral right, in its sole and absolute discretion, to deny for any reason whatsoever the Participant’s request, in whole or in part.

    For purposes of this Agreement, “Non-Compete Period” shall mean the twelve (12)-month period commencing as of the date of the Separation from Service.

Non-Solicitation of Employees.

    The Participant further agrees that, during the Non-Compete Period, he/she shall not, without the prior written consent of the Company, directly or indirectly, in any capacity, solicit, entice, or induce, or attempt to solicit, entice or induce, any person who at the time is or within the preceding twelve (12) months was an employee, officer or director of the Company or any subsidiary or affiliate of the Company to (a) become employed by or enter into a joint venture or partnership with the Participant or any other business, person or entity, or (b) terminate his or her employment with the Company or such subsidiary or affiliate of the Company.

Judicial Modification.

    In the event that the restrictions against engaging in a competitive activity contained in this Appendix B shall be determined by any court of competent jurisdiction to be unenforceable for any reason, including but not limited to, for extending over too great a period of time, over too great a geographical area, or for being too extensive in any other respect; the applicable provision of this Appendix B shall be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical areas as to which it may be enforceable, and to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

Injunctive Remedies.

    The Participant acknowledges and agree that the covenants set forth in this Appendix B, are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if the Participant breaches any of the terms of said covenants, and that in the event of the Participant’s actual or threatened breach of any such covenant, the Company will have no adequate remedy at law. The Participant accordingly agrees that in the event of any actual or threatened breach by him/her of any of the covenants contained in this Appendix B, the Company or any of its affiliated companies shall be entitled to immediate temporary injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company or any of its affiliated companies from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages.

Non-Compliance.

    The Participant understands and agrees that if he/she breaches any of the terms or conditions of this Agreement during the Non-Compete Period, irrespective of whether he/she can be judicially compelled to comply with the breached provision, the Participant shall immediately forfeit any unvested portion of RSUs and the Dividend Units. The foregoing is in addition to any other remedies the Company may have at law or in equity.